Exhibit 99.1

AMENDED AND RESTATED RULES OF THE

AZUR PHARMA PUBLIC LIMITED COMPANY

SHARE OPTION PLAN

The Plan to which these rules relate is established and these rules are adopted with effect from the 1st day of January 2006 by a board resolution of Azur Pharma Limited passed on 11th July 2007. Azur Pharma Limited has subsequently been re-named Azur Pharma Public Limited Company. These rules were amended and restated with the consent of the shareholders of Azur Pharma Public Limited Company pursuant to a resolution of the Board of Directors passed on December 9, 2011.

1.	DEFINITIONS

1.1	In these rules the following expressions have the following meanings:

“the Accountants”	a firm of valuers or accountants who are qualified to act as the auditors of the Company and who are appointed by the Board to be the Accountants for the purposes of this Plan;

“Adoption Date”	the date on which the Plan is established and these rules, are adopted as the rules of the Plan;

“Articles”	means the Articles of Association of the Company;

“Asset Sale”	has the meaning given in the Articles;

“the Board”	the Board of Directors for the time being of the Company or a duly constituted committee of such Board;

“Business Day”	means any day, other than a Saturday, Sunday or other day on which banking institutions in Ireland or the State of New York are authorized or required by law or other action of a governmental authority to close;

“the Company”	Azur Pharma Public Limited Company, company number 399192;

“Closing”	has the meaning set forth in the Merger Agreement;

“Director”	a Director for the time being of the Company;

“Exercise Amount”	in relation to an Option means the Option Price multiplied by the number of Options exercised;

“Grant Date”	the date with effect from which an Option is deemed to have been granted;

“IPO Stock Option Plan”	a share option plan which is adopted by the Company in connection with an IPO (as defined in Rule 6) and which shall replace the Plan;

“Listing”	either: (a) the admission of any of the Shares or depository receipts representing Shares, or any shares of any holding company or subsidiary of the Company to:

(i) the Official List of the Irish Stock Exchange Limited or admission to trading on the Irish Enterprise Exchange of the Irish Stock Exchange Limited; or

(ii) the Official List of the UK Listing Authority and/or to trading on the London Stock Exchange plc’s market for listed securities; or the admission to trading of such shares on the AIM of the London Stock Exchange plc (or any other market regulated by the London Stock Exchange plc); or

(b) the listing or quotation of any such shares (or, in the case of the New York Stock Exchange or NASDAQ, the listing or quotation of depository receipts representing such shares) on any other stock exchange or regulated securities market (including the New York Stock Exchange, NASDAQ and NASDAQ Europe);

“Market Value”	the most recent Market Value, as estimated by the Board, from time to time of a fully paid Share calculated in accordance with section 548 of the Taxes Consolidation Act 1997;

“Merger Agreement”	means that certain Agreement and Plan of Merger and Reorganization, dated September 19, 2011, among the Company, Jazz Pharmaceuticals, Inc., Jaguar Merger Sub Inc. and Seamus Mulligan, as Indemnitors’ Representative, as the same may be amended, amended and restated or otherwise modified from time to time;

“Option”	an Option to subscribe for one Share granted pursuant to the Plan;

“Option Price”	the price payable for each one Share on the exercise of an Option as determined by the Board at the time of the grant of the relevant Option;

“Option Certificate”	a certificate over an Option in such form as the Board shall determine;

“Participant”	any person who is for the time being the holder of an Option or of Shares held pursuant to the exercise of Option rights;

“the Plan”	the share option plan to which these rules relate as amended from time to time in accordance with these rules;

“Qualifying Person”	an executive or employee of the Company or any Subsidiary (including any Director of the Company or any Subsidiary holding an executive office);

“these rules”	these rules as the same from time to time may be amended and for the time being may be in force and references herein to specific rules hereof shall be construed accordingly;

“Shares”	Ordinary Shares in the capital of the Company;

“Share Sale”	has the meaning given in the Articles but, for the sake of clarity, shall not include any of the transactions contemplated by the Merger Agreement;

“Subsidiary”	any company or other body corporate which is for the time being a subsidiary of the Company within the meaning of section 155 of the Companies Act, 1963; and

“Vesting”	the point at which the Option becomes exercisable in the hands of the Participant, and the words “vest”, “vested” and “unvested” shall be construed accordingly.

1.2	In these rules the masculine shall include the feminine and neuter and vice versa. References in these rules to any enactment or to any constituent part or provision thereof shall mean such enactment, part or provision as the same may be amended and may from time to time and for the time being in force. References in these rules to currency are references to the lawful currency for the time being of Ireland.

2.	ELIGIBILITY

2.1	The Board may grant Options to any Qualifying Person. The Board shall determine at its absolute discretion whether or not a person is an Qualifying Person.

2.2	No Qualifying Person shall be entitled as of right to participate. The decision as to who shall have the opportunity of participating, and the time and extent of his participation, will be made by the Board in its absolute discretion.

3.	GRANT OF OPTIONS

3.1	Subject to Rule 5, at any time and from time to time while the Plan is in operation, the Board may offer to grant Options to such Qualifying Persons as it may decide on the terms and conditions contained in these rules over such number of Shares as the Board may determine.

3.2	Every such offer shall:

(a)	specify the number of Options;

(b)	specify the Option Price payable for the exercise of each Option in accordance with Rule 4;

(c)	specify the number of Shares which will be received upon exercise of all the Options;

(d)	specify the date or dates on which each Option may be first exercised and the last date on which each Option may be exercised in accordance with Rule 6;

(e)	specify any performance conditions which must be satisfied before each Option is exercisable; and

(f)	specify the mode of acceptance of the offer and the latest date for acceptance.

A copy of these rules shall be provided with each offer.

Save to the extent that the offer is duly accepted on or before the date so specified, it shall lapse on the date specified.

3.3	Every such offer may be conditional upon the person to whom it is addressed entering into a form of acceptance with the Company in relation to such Option within such time and in such form and content as the Board may require and in such event if such person shall fail to enter into such agreement within the time so specified the offer shall lapse.

3.4	Upon receipt by the Board of the acceptance referred to above, the Company shall be deemed to have granted to such person, with effect from the date of the offer, an Option to acquire by subscription the appropriate number of Shares based on the number of Options exercised at the Option Price specified and shall deliver an Option Certificate to the Participant.

3.5	Each Option shall be personal to the Participant and shall be non-assignable and non-transferable except with the consent of the Board, but this is not to be taken as preventing the operation of Rule 8. On any purported assignment or transfer of an Option in breach of this provision, whether by operation of law or otherwise, the Option shall immediately lapse.

4.	OPTION PRICE

4.1	The Option Price applicable to each Option shall be determined by the Board when making the offer to grant the Option and shall be not less than the greater of:

(a)	the Market Value of a Share at that date as determined by the Board, in its absolute discretion; and

(b)	two euro.

5.	LIMITS ON OPTIONS

5.1	The Board may grant an Option only if:

(a)	the number of Shares over which the Option is granted, when aggregated with the number of Shares over which Options have previously been granted under the Plan (excluding for this purpose Options which have been exercised, have lapsed, expired or otherwise terminated before exercise) does not exceed 5% of the issued share capital from time to time at the relevant Grant Date; and

(b)	the Company has available sufficient unissued Shares to satisfy the Option and all other outstanding Options.

5.2	No Option shall be capable of being granted under the Plan after the occurrence of an IPO (as defined in Rule 6), a Share Sale or an Asset Sale.

5.3	All Options granted under this Plan are subject to the right of the Company to cancel any Option (whether vested or unvested) and offering the Participant compensation on either of the following terms:

(a)	paying to each Participant holding a cancelled Option a sum equal to the excess of the Market Value of a Share on the date of cancellation, as determined by the Board, over the Option Price payable to acquire one Share under the cancelled Option multiplied by the number of Shares over which Options have been granted; or

(b)	granting or arranging to grant to each Participant holding a cancelled Option of an option over other Shares or over the shares of another company which the Board considers (by reference to the Market Value of Shares and, where appropriate, the market value of the shares over which the new option is granted) to be equivalent to the Option cancelled.

5.4	For the avoidance of doubt all Shares shall have such rights and be subject to such restrictions as are contained in the Articles.

6.	EXERCISE OF OPTIONS

6.1	Options may be exercised in any of the circumstances described in Rules 6.2, 6.6, 6.8 and 6.11, but always subject to Rules 6.10 and 6.12. Subject to Rule 9.5, one Option shall entitle the holder thereof to subscribe for one Share.

6.2	Where the Board has in contemplation the completion an initial public offering in connection with a Listing, other than as contemplated in the Merger Agreement (an “IPO”), it shall, by notice to the holders of Options, declare that Options shall become vested conditionally upon completion of such an IPO (and may be conditionally exercised) so that for every three months that has elapsed since the Date of Grant, one sixteenth (1/16th) of the Options shall be deemed to have vested, until all the Options shall have vested on the fourth anniversary of the Date of Grant. For the avoidance of doubt, Options shall continue to vest in this manner after an IPO has been completed until all Options have either vested or lapsed.

6.3	Upon the completion of the IPO:

(a)	the Board shall notify every holder of an Option of such completion;

(b)	all Options which have conditionally vested under Rule 6.2 and which have been exercised conditionally shall become exercised unconditionally; and

(c)	all unvested Options and all vested Options which have not been exercised shall immediately lapse and shall be replaced with such number of unvested and vested options in the IPO Stock Option Plan so that the option holder shall be entitled to subscribe for the appropriate number of shares, and upon the same general terms, in the Company as he would have been entitled to subscribe for under the Plan as if all of the Options held by him, which lapsed upon completion of the IPO, had not lapsed.

6.4	If the Board consider that the contemplated IPO is unlikely to take place it may, by further notice to the holders of Options, revoke its earlier declaration and every conditional vesting which has been made shall thereupon be cancelled and no further conditional vesting may be made under Rule 6.2 and, for the avoidance of doubt, any Option which became conditionally vested (and any Option which was conditionally exercised) due to a declaration of the Board under Rule 6.2 shall become unvested.

6.5	Where an Option holder has exercised an Option which has unconditionally vested under Rule 6.3, the Board may specify, in its absolute discretion, that the Participant shall not dispose of his Shares for a period of up to twelve months after the exercise of his Options.

6.6	Where the Board has in contemplation the completion of a Share Sale, it shall, not less than one week before the expected date of completion, by notice to the holders of Options, declare that any Options may become vested conditionally upon:

(a)	the completion of the Share Sale, and

(b)	if the Board so determines, the holder entering into an agreement to sell to the relevant purchaser in respect of the Share Sale the Shares acquired pursuant to the Option,

and in any such case,

(i)	for so long as the declaration has not been revoked any holder of a vested Option may exercise the Option in whole or in part in accordance with Rule 7;

(ii)	upon the completion of the Share Sale, every such exercise shall take effect; and

(iii)	if the Board consider that the contemplated Share Sale is unlikely to take place it may, by further notice to the holders of Options, revoke its earlier declaration and every conditional exercise which has been made shall thereupon be cancelled and no further conditional exercise may be made under this sub-Clause and, for the avoidance of doubt, any Option which became vested due to a declaration of the Board under this Rule 6.6 shall become unvested.

6.7	If the Board has made a declaration under Rule 6.6, then upon the completion of such a Share Sale:

(a)	the Board shall notify every holder of an Option of such completion, and

(b)	every Option which has not already been exercised shall immediately lapse.

6.8	Where the Board has in contemplation an Asset Sale, it shall, not less than one week before the expected date of completion, by notice to the holders of Options, declare that any Options may become vested conditionally upon the completion of the Asset Sale, and in such case:

(a)	for so long as the declaration has not been revoked any holder of a vested Option may exercise the Option in accordance with Rule 7;

(b)	upon the completion of the Asset Sale, every such exercise shall take effect; and

(c)	if the Board consider that the contemplated Asset Sale is unlikely to take place it may, by further notice to the holders of Options, revoke its earlier declaration and every conditional exercise which has been made shall thereupon be cancelled and no further conditional exercise may be made under this sub-Clause and, for the avoidance of doubt, any Option which became vested due to a declaration of the Board under this Rule 6.8 shall become unvested.

6.9	If the Board has made a declaration under Rule 6.8, then upon the completion of an Asset Sale:

(a)	the Board shall notify every holder of an Option of such completion, and

(b)	every Option which has not already been exercised shall immediately lapse.

6.10	Where performance conditions have been attached to an Option under Rule 3.2(e), the Board shall determine, in consultation with the Accountants, whether those performance conditions have been satisfied. An Option may only be exercised if the performance conditions applicable to that Option or applicable to the portion of the Option which is to be exercised have been satisfied.

6.11	Anything to the contrary notwithstanding, every Option then outstanding shall vest effective as of immediately prior to the Closing. With respect to such vesting:

(a)	for so long as the Board has not notified the holders of the Options that the Closing will not occur, any holder of a vested Option may exercise the Option in whole, but not in part, in accordance with Rule 7, subject to the remaining clauses of this Rule 6.11;

(b)	as of immediately prior to the Closing, every such exercise shall take effect (conditional upon Closing);

(c)	any Option that is not exercised in accordance with the foregoing clause (a) of this Rule 6.11 on or before the date that is five (5) Business Days prior to the date on which the Closing occurs shall automatically terminate effective immediately prior to (and conditional upon) Closing, without payment therefor and each Option Certificate representing such unexercised Option shall thereupon be null and void; and

(d)	if the Board notifies the holders of Options that the Closing will not occur, every exercise which has been made pursuant to this Rule 6.11 shall thereupon be cancelled and no further exercise may be made under this Rule 6.11 and, for the avoidance of doubt, any Option which became vested due to a declaration of the Board under this Rule 6.11 shall become unvested.

6.12	No Option shall be capable of being exercised more than ten years after the Grant Date of that Option.

7.	PROCEDURE ON EXERCISE OF OPTIONS

7.1	Subject to Rule 7.2, at such time as the exercise of any Option (or, if applicable, any part thereof) becomes effective in accordance with Rule 6, the Participant shall pay the Exercise Amount (or, as the case may be, the appropriate portion of the Exercise Amount) to the Company and shall deliver the Option Certificate to the Company and the Company, as soon as practicable after the receipt thereof, shall issue the appropriate number of Shares to the Participant and deliver to the Participant any appropriate balance Option Certificate.

7.2	Anything to the contrary notwithstanding, upon an exercise pursuant to Rule 6.11 in connection with the Closing, subject to the holder’s consent, the Exercise Amount owing in respect of each holder’s Options shall be satisfied as follows: (i) the holder of such Options shall pay the Company an amount, in cash or by check, equal to the aggregate par value of the Shares subject to such Options (such aggregate amount, the “Par Amount”); (ii) the number of Shares issued in respect of the exercise of such Options shall be reduced by the largest whole number of such Shares having an aggregate value on the date of Closing not greater than the difference between (x) the aggregate Exercise Amount of such Options and (y) the Par Amount and (iii) such holder shall pay the Company an amount, in cash or by check, equal to the remaining portion of the Exercise Amount in respect of such Options not satisfied pursuant to the foregoing clauses (i) and (ii) by virtue of the fact that fractional shares will not be withheld pursuant to the foregoing clause (ii).

7.3	The Participant shall be responsible for all costs and expenses that he incurs (including any personal tax liability and similar expenses (if any) and tax filing obligations) in connection with the exercise of an Option and receipt, and / or sale, of Shares. Without limiting the foregoing, subject to the remainder of this Rule 7.3, the Company may require an exercising Participant to pay the Company or its subsidiary, in cash or by check, the amount of any withholding tax obligation the Company or any of its subsidiaries may have in respect of such Option exercise. In addition, the Company or the Company’s applicable subsidiary may, in the Company’s sole discretion, but with the consent of the Participant (a) satisfy any tax withholding obligation that the Company or any of its subsidiaries may have by virtue of the exercise of such Options, by (i) withholding from the Shares otherwise issuable upon such exercise a number of Shares having a value equal to such withholding tax obligation, or (ii) withholding an amount equal to such withholding tax obligation from any bonus amount or any other compensation which the exercising holder may be entitled to receive from the Company or its subsidiaries and (b) withhold from the Shares otherwise issuable upon such exercise a number of Shares having a value equal to the amount of any non-U.S. tax that may be payable by the exercising Participant as a result of such Option exercise within forty-five (45) days following such Option exercise, in which case, the Company shall either timely pay such tax to the appropriate taxing authority on behalf of the Participant or pay the Participant an amount in cash equal the amount of such tax at least fourteen (14) days prior to the date on which such tax payment is due.

8.	DEATH, RETIREMENT AND LEAVING SERVICE

8.1	If a Participant dies, his legal personal representatives may exercise a vested Option, or an Option which becomes vested within three months of the date of his death in accordance with Rule 6, in whole or in part at any time within twelve months from the date of his death or such period as the Board may determine, in its absolute discretion, in any particular case. Unless otherwise determined by the Board, in its absolute discretion, all Options held by the Participant which have not vested in accordance with Rule 6 within three months of his death shall immediately lapse.

8.2	If a Participant ceases to hold the employment by virtue of which he is eligible to participate in the Plan at a time when an Option has vested or, within three months of the date of his cessation of employment, an unvested Option becomes vested in accordance with Rule 6:

(a)	because he has retired on or after reaching the normal retirement age of the Company in which he held such office or by which he was employed. Such normal retirement age is currently considered by the Board to be 65 years of age; or

(b)	because he has retired in circumstances which the Board in its absolute discretion consider to amount to early retirement; or

(c)	because he is made redundant within the meaning of the Redundancy Payments Acts 1967 to 2003 or equivalent legislation in any other relevant jurisdiction; or

(d)	because of reasons of ill-health or permanent disability which are certified by a medical practitioner appointed by the Company and are accepted by the Company, and which compel a Participant to discontinue or alter the nature of his occupation within the Company, then in such case any vested Option then held by him (or any unvested Option which has become vested in accordance with Rule 6 within three months of the date of cessation of employment) may be exercised not later than whichever shall first occur:

(i)	the expiry of three months after the cessation of employment (or in the case of Options which have become vested within three months of the date of cessation of employment, the expiry of three months after the date on which such Options became vested in accordance with Rule 6), or such period as the Board, in its absolute discretion, may determine, or

(ii)	the expiry of ten years from the Grant Date of the Option,

and shall expire if not exercised within that period. Unless otherwise determined by the Board, in its absolute discretion, all unvested Options shall expire forthwith three months from the date of such cessation of employment taking effect.

8.3	In the case of termination of employment of a Participant for any reason other than death or as stated in Rule 8.2, all Options granted to that Participant, whether vested or unvested, shall expire forthwith on such termination taking effect. In exceptional circumstances the Board may determine, in its absolute discretion, before or after the termination that the Options shall continue notwithstanding the termination but otherwise subject to the terms of the Plan.

8.4

In no circumstances shall any Participant or the personal representatives of any Participant dying, retiring or ceasing to hold employment as aforesaid be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Plan which he might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever.

9.	ADJUSTMENT OF OPTIONS

9.1	Subject to Section 9.5, if an allotment of Shares is made to the holders of Shares credited as fully paid up by way of capitalization of profits or reserves (other than an allotment as part of a scrip dividend issue) or on a sub-division, consolidation or reduction of capital of the Company, each Participant shall be entitled:

(a)	to surrender every Option held by him which has not been entirely exercised; and

(b)	to be granted in its place an Option at the same Exercise Amount (or, as the case may be, at an Exercise Amount equal to the appropriate portion of the Exercise Amount of the surrendered Option) and in all other respects on identical terms in respect of a number of Shares such that:

(i)	the ratio between that number of Shares and the total number of issued Shares; and

(ii)	the ratio between the number of Shares to which the surrendered Option (or, as the case may be, the unexercised portion thereof) related and the total number of issued Shares immediately prior to the said allotment, shall be the same,

provided that the grant of any replacement Option shall have been confirmed in writing by the Accountants as being in their opinion fair and reasonable and shall not result in any Participant becoming entitled to subscribe for Shares at less than their nominal value.

9.2	If the holders of Shares are granted rights to subscribe for further Shares (such rights being related to the number of Shares held by them respectively) the Board shall decide in its absolute discretion whether the granting of such rights and subscriptions made thereunder do or do not (or will or will not) result in any depletion of the value of each Share. If the Board decides that such granting and subscription do (or will) result in such depletion then it shall notify each Participant accordingly and within 30 days of the issue of such notification each Participant shall be entitled

(a)	to surrender every Option held by him which has not been entirely exercised, and

(b)	to be granted in its place an Option at the same Exercise Amount (or, as the case may be, at an Exercise Amount equal to the appropriate portion of the Exercise Amount of the surrendered Option) and in all other respects on identical terms in respect of such number of Shares as in the opinion of the Board shall be appropriate having regard to such depletion;

provided that the effective variation in the number of Shares to which the Option related shall have been confirmed in writing by the Accountants as being in their opinion fair and reasonable and shall not result in any Participant becoming entitled to subscribe for Shares at less then their nominal value.

9.3	Any Option granted in place of a surrendered Option as aforesaid shall be exercisable at the same time as such surrendered Option and for the purposes of the Plan shall be deemed (as from the Grant Date thereof) to have been granted at the same time as such surrendered Option.

9.4	On any surrender of an Option as aforesaid the Participant shall deliver to the Company the Option Certificate in respect of the Option surrendered and the Company shall deliver in exchange an Option Certificate in respect of the Option granted in its place.

9.5	Notwithstanding the foregoing, the following shall apply in relation to the changes to the Company’s share capital effected pursuant to the Reorganization Steps set forth in Schedule I to the Merger Agreement (the “Reorganization Steps”):

(a)	Following completion of Step 1B of the Reorganization Steps, in lieu of Euro-denominated Ordinary Shares, the Shares issuable upon exercise of each Option shall be the number of the Company’s U.S. Dollar-denominated Ordinary Shares, having a par value of US$0.0001 per share, equal to the number of Euro-denominated Ordinary Shares that were subject to such Option immediately prior to completion of such Step 1B;

(b)	Upon completion of the amendments to the share capital of the Company contemplated by item 4.1.5 of Step 4 of the Reorganization Steps (i) the number of Shares issuable upon exercise of each Option shall be adjusted downwards in a manner that is proportionate to the reduction of the issued and outstanding Ordinary Shares and (ii) the Option Price in respect of each Option shall be increased in a manner proportionate with such adjustment of the number of Shares issuable upon exercise of each Option, in each case, as determined by the Board; and following such adjustment, the aggregate Exercise Amount and the intrinsic value of each Option shall be the same as prior to the adjustment;

(c)	The foregoing (i) shall be effected automatically without any surrender or re-grant or re-issuance of any Option or Option Certificate and (ii) shall not require any confirmation by or approval of the Accountants.

10.	LIQUIDATION

If the Company goes into liquidation, all Options (whether vested or unvested) shall immediately lapse and (save to the extent, if at all, that the Board in its absolute and uncontrolled discretion may determine before such liquidation). Participants shall not be entitled to damages or other compensation of any kind.

11.	ALTERATIONS

At any time the Company by resolution in general meeting or by resolution of the Board (or of any duly appointed committee thereof duly authorized by the Board for this purpose) may alter or revoke any of the provisions of the Plan in such manner as may be thought fit, provided that:

(a)	except with the prior sanction of or by resolution of the Company in general meeting, no alteration shall be made to the provisions of the Plan which would have the effect of reducing the Option Price and no alteration shall be made to the provisions of this rule or Rules 3.1, 4, 5 or 9 or to the definitions of “Market Value” or “Participant” contained in Rule 1; and

(b)	no such alteration or revocation shall increase the amount payable by any Participant or otherwise impose more onerous obligations on any Participant in respect of the exercise of an Option which has already been granted or the transfer of Shares.

12.	TERMINATION

12.1	The Plan may be terminated at any time by ordinary resolution of the Company or by resolution of the Board. Anything to the contrary notwithstanding, this Plan shall automatically terminate immediately prior to the Effective Time (as defined in the Merger Agreement).

12.2	No termination of the Plan shall effect or modify any subsisting rights or obligations of the Participants in respect of any Options and notwithstanding such termination the Company shall continue to do and perform such acts in accordance with the provisions hereof as are necessary for or incidental to the administration and management of outstanding rights and obligations which arose under or by virtue of the Plan.

13.	DISPUTES

Any disputes arising hereunder shall be referred to the Board for resolution. If the dispute has not been resolved by the Board to the satisfaction of the parties to the dispute within 30 days, the dispute shall be referred to the decision of the Accountants acting as experts and not as arbitrators and their decision shall be final and (save for manifest error) shall be binding on all persons concerned.

14.	DIRECTIONS OF THE COMPANY

The exercise by the Board of all rights and authorities conferred upon them by these rules and the application of these rules to any particular person or matter shall be subject to any directions in relation thereto which shall be given at any time and from time to time by the Company by ordinary resolution provided that (subject to Rule 11) no such direction shall increase the amount payable by any Participant or otherwise impose more onerous obligations on any Participant in respect of the exercise of an Option which has been granted already or in respect of the transfer of Shares.

15.	DEFERRED COMPENSATION

It is intended that Options issued under the Plan to Participants subject to tax under the United States Internal Revenue Code of 1986, as amended (the “Code”) will not be considered deferred compensation within the meaning of Section 409A of the Code (and any regulations and guidelines issued thereunder), and the Plan and such Options shall be interpreted on a basis consistent with such intent. In particular, it is intended that any such Options will have an exercise price that is not less than the fair market value of the Shares subject thereto on the date of grant and that no adjustment shall be made to such an Option pursuant to Rule 9 that would cause the Option to be treated as deferred compensation pursuant to Section 409A of the Code. The Plan and any Option agreement issued thereunder may be amended in any respect deemed by the Board to be necessary in order to preserve compliance with Section 409A of the Code.

16.	GOVERNING LAW

These Rules, including any disputes arising hereunder, shall in all respects be governed by and construed in accordance with the laws of Ireland.

SCHEDULE A

Suggested Form Of Offer and Form of Acceptance

AZUR PHARMA PUBLIC LIMITED COMPANY

SHARE OPTION PLAN

Dear [Employee],

I am pleased to inform you that the Board of Directors of the Company has nominated you as a person entitled to participate in the above Plan, a copy of which is enclosed.

The Board hereby offers to grant you, upon and subject to the terms and conditions of the Plan and in satisfaction of any entitlement to receive Options under the terms and conditions of your contract of employment, or employment offer letter, with the Company or Subsidiary, [—] Options each at an Option Price of [—].

Each Option is over one Share, therefore [—] Options are over [—] Shares.

The exercise of the Option is subject to the satisfaction of the following conditions:

[set out any special conditions]

Subject to those conditions being satisfied, and subject to the Rules of the Plan, the Option is exercisable in accordance with the provisions of Rule 6;

If and to the extent that the Option has not been exercised by tenth anniversary of grant date, it will lapse.

Once the offer is accepted in the manner described below, the Option shall be deemed granted with effect from the date of this letter.

This offer may be accepted as to all the Shares offered, or a lesser number. It is made subject to your agreement, which will be evidenced by your acceptance of the offer in the manner specified below, to comply with and to abide by the Rules of the Plan.

The Rules of the Plan are attached to this letter. You should read these rules to familiarise yourself with the terms and conditions of the Plan, and of this offer, and seek legal advice if you do not understand the terms and conditions of the offer or have questions relating thereto. In particular, if your employment with the Company or Subsidiary (as the case may be) terminates for any reason other than death or as stated in Rule 8.2, all Options granted to you, whether vested or unvested, shall expire forthwith on such termination taking effect.

The Rules of the Plan determine the terms and conditions upon which you are being offered these Options, and they supersede any verbal or prior written communication with respect to Options. Any verbal or prior written communications with respect to Options shall not be binding upon the Company, its subsidiaries, its management or directors.

If you wish to accept this offer, you must complete the form of acceptance at the foot of the attached duplicate of this letter and return the duplicate to me not later than [—].

This offer, the Plan, and any disputes arising hereunder, shall in all respects be governed by an construed in accordance with the laws of Ireland.

Yours faithfully,

For and on behalf of the Board

Form Of Acceptance

I hereby accept in respect of [—] Options over [—] Shares the offer of an Option as set out in this letter upon and subject to the terms and conditions of the Plan and in satisfaction of any entitlement to receive Options under the terms and conditions of my contract of employment, or employment offer letter, with the Company or Subsidiary (as the case may be).

I acknowledge that I have read the Rules of the Plan. I acknowledge that if my employment with the Company or Subsidiary (as the case may be) terminates for any reason other than death or as stated in Rule 8.2, all Options granted to me, whether vested or unvested, shall expire forthwith on such termination taking effect.

I undertake to comply with and abide by the Rules of the Plan as the same may be amended from time to time.

Dated:

Signed:

SCHEDULE B

Suggested Form Of Option Certificate

AZUR PHARMA PUBLIC LIMITED COMPANY

SHARE OPTION PLAN

OPTION CERTIFICATE

(Not transferable)

THIS IS TO CERTIFY that [Employee] is the holder of [—] Options under the above Plan.

Subject to the Rules of the Plan and the following conditions as to the exercise of the Option:

[set out any special conditions]

this Option may be exercised.

If and to the extent that this Option has not been exercised by tenth anniversary of grant date, it will lapse.

This Option may be exercised by the holder completing and signing a Notice of Exercise of Option and Participant Agreement in the form attached, and leaving them at or sending them to the registered office of the Company together with

(i)	this Option Certificate, and

(ii)	a bank draft or cheque representing an Option Price of [•] multiplied by the number of Options in respect of which the notice is given.

An Option provides the right to subscribe for one Share. Fractional Shares will not be issued.

Following exercise of the Option the appropriate number of Shares in the Company will be issued to the holder in accordance with the Plan, together with a fresh Option Certificate in respect of any balance of the Option remaining unexercised.

Dated this             day of             .

Director                                        Secretary

SCHEDULE C

Suggested Form Of Exercise Notice

AZUR PHARMA PUBLIC LIMITED COMPANY

SHARE OPTION PLAN

NOTICE OF EXERCISE OF OPTION

AND PARTICIPANT AGREEMENT

Azur Pharma Public Limited Company

[Registered Office]

I hereby exercise the Option evidenced by the attached Option Certificate with respect to [—] Shares in the Company and deliver herewith a draft/cheque for [—] representing the applicable Option Price multiplied by the above number of Options.

An Option provides the right to subscribe for one Share.

I request you to allot to me the above number of Shares in the Company subject to the Memorandum and Articles of Association and in consideration of your doing so I hereby agree that the Rules of the Plan shall continue to apply to me.

Please arrange that the Share Certificates for the said shares and (if applicable) a balance Option Certificate be sent to me at the address below.

Dated the              day of             .

Signed

Name in full

Address